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PRICING SUPPLEMENT NO.   4 DATED                 Filed Pursuant to
MARCH 27, 1997 TO PROSPECTUS DATED               Rule 424(b)(5)
MARCH 17, 1997                                   File No. 333-16793


                       CMS ENERGY CORPORATION

General Term Notes (servicemark of J.W. Korth & Company), Series C
             Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 17, 1997.

Aggregate Principal Amount:           $ 785,000.00
Original Issue Date (Settlement Date)  April 2, 1997
Stated Maturity Date:                  March 15, 2000
Issue Price to Public:                100.00% of Principal Amount
Interest Rate:                        7.000% Per Annum
Interest Payment Dates:               May 15 and monthly thereafter
                                      Commencing May 15, 1997
Survivor's Option:                    [ X ] Yes  [   ] No
Optional Redemption:                  [   ] Yes  [ X ] No

       Agent                          Principal Amount of Notes
                                       Solicited by Each Agent
J.W. Korth & Company                  $ 785,000.00

                                  Per Note
                                Sold by Agents
                                 To Public                 Total

Issue Price:                    $  1,000.00              $ 785,000.00

Agent's Discount or Commission: $     11.00              $   8,635.00

Maximum Dealer's Discount or
  Selling Concession:           $      2.50              $   1,962.50

Proceeds to the Company:        $    986.50              $ 774,402.50



CUSIP Number:   12589QRD0
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